FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): May 15, 2000


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                   INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

Attached Press Release About Home Bancorp Second Quarter Earnings.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                        /s/ Marvin C. Schumm
Date:   May 15, 2000                                    ---------------------
                                                            Marvin C. Schumm
                                                            President, CEO

Home Bancorp

132 EAST BERRY STREET   P.O. BOX 989       Date  May 15, 2000
                                           -------------------------
FORT WAYNE, INDIANA 46801-0989

PHONE:  (219) 422-3502                     Contact  Marvin C. Schumm

FAX:  (219) 426-7027                       President and Chief Executive Officer
                                           Home Loan Bank



                  Home Bancorp Reports Second Quarter Earnings

FORT WAYNE, Indiana, -- May 15, 2000 -- Home Bancorp (Nasdaq: HBFW), the holding company of Home Loan Bank fsb, reported net income for the second quarter fiscal year 2000 (FY00) ended Mar-31-00 of $794,000 as compared to $789,000 for the same period a year ago. The (FY00) three fiscal months ended March 31 indicated a return on average assets of 0.77% as compared with 0.81% for the second quarter 1999. The return on average equity for the second quarter was 8.54% contrasted to 7.86% for the same period 1999.

Assets totaling $403,491,112 as of Mar-31-00 represents a moderate decrease of 2.53% from Sep-30-99 total assets of $413,956,800. The decline in total assets is primarily due to the Bank's more conservative Certificate of Deposit interest rate policy. The Bank continues to serve its customers in a highly competitive market.

The Bank has experienced a reduction of $1,411,000 in total loans during the second quarter of fiscal 2000 (FY00). The declining volume of the Bank's real estate mortgage loan activity is reflective of the current economic conditions prevalent throughout the country. Rising interest rates will continue to have a detrimental effect on the entire real estate market.

To meet the demand of the more youthful segment of local citizens, the Bank is aggressively offering 30-year, 95% loan to value mortgages for resale in the secondary market.

         Home Bancorp (Nasdaq)
         Quarter March 31:                            2000           1999
         Net Income..........................      $794,000       $789,000
         Share Earnings: Net Income basic....           .42            .39